SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 2, 2004

AMERICAN TIRE DISTRIBUTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-61713	56-0754594
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

12200 Herbert Wayne Court, Suite 150 (28078), P.O. Box 3145
Huntersville, North Carolina	28070-3145
(Address of Principal Executive Offices)	(Zip Code)

(704) 992-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 2, 2004, American Tire Distributors, Inc. (the “Company”) executed a Second Amendment (the “Amendment”) to the Third Amended and Restated Loan and Security Agreement (the “Loan Agreement”). The Amendment provided the Company with a $20.0 million Loan to facilitate an acquisition. The Loan will be evidenced by a promissory note and is due and payable, in full, no later than March 1, 2005. Borrowings under the Loan will bear interest at (i) the Base Rate, as defined, plus the applicable margin or (ii) the Eurodollar Rate, as defined, plus the applicable margin. The applicable margin is 6.0% for Base Rate loans and 7.5% for Eurodollar Rate loans. The Loan is subject to acceleration prior to maturity upon default of the Loan Agreement. The Company may prepay the Loan in whole or in part at any time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2004

AMERICAN TIRE DISTRIBUTORS, INC.

/s/ SCOTT A. DEININGER

Scott A. Deininger
Senior Vice President of Finance and Administration

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